Exhibit 10.1

INDEMNITY AGREEMENT

This AGREEMENT is entered into as of the ♦ day of ♦, 2003

BETWEEN:

QLT INC., a British Columbia company having a principal place of business at 887 Great Northern Way, Vancouver, British Columbia, V5T 4T5, Canada

(the “Company”)

OF THE FIRST PART

AND:

♦

(the “Indemnitee”)

OF THE SECOND PART

WHEREAS, it is essential to the Company to retain and attract as Directors and Officers the most capable persons available;

AND WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors’ and Officers’ liability insurance has been severely limited;

AND WHEREAS, it is now and has always been the express policy of the Company to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law;

AND WHEREAS, the Company does not regard the protection available to the Indemnitee as adequate in the present circumstances, and realizes that the Indemnitee may not be willing to serve as a Director and/or Officer without adequate protection, and the Company desires the Indemnitee to serve in such capacity;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions. In this Agreement, except as otherwise expressly provided:

(a)                                  the phrase “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), administrative tribunal, regulatory authority or other entity, having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

(b)                                 the terms “Director” and “Officer” include:

(i)                                     the Indemnitee’s service as a director or officer of the Company;

(ii)                                  the Indemnitee’s service as a director or officer of another corporation:

(A)                              at a time when the corporation is or was an affiliate of the Company as defined in the Company Act (British Columbia), as amended from time to time, or any successor legislation; or

(B)                                at the request of the Company; and

(iii)                               the Indemnitee’s service in a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, at the request of the Company.

(c)                                  the term “Expenses” include costs, charges and expenses, including legal and other fees, and any expenses of establishing a right to indemnification under this Agreement, but does not include judgements, penalties, fines, statutory liabilities or amounts paid in settlement of a Proceeding;

(d)                                 the term “Indemnitee” includes his heirs and personal or other legal representatives;

(e)                                  the term “Liability” includes a judgement, penalty or fine awarded or imposed in, or an amount paid in settlement of, a Proceeding, including any liability which is or may be imposed upon the Indemnitee by statute, rule or regulation;

(f)                                    the term “Proceeding” includes but is not limited to, any action, suit or proceeding, whether current, threatened, pending or completed and whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature in which the Indemnitee, by reason of being or having been a Director or Officer:

(i)                                     is or may be joined as a party; or

(ii)                                  is or may be liable for, or in respect of, a Liability or Expenses related to such action, suit or proceeding.

2.                                       Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, the Company shall indemnify the Indemnitee against any Liability to which the Indemnitee is or may be liable and shall pay the Expenses actually and reasonably incurred by the Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

3.                                       Limitations on Indemnity. The Company shall not be obligated under this Agreement to indemnify the Indemnitee against any Liability or pay any Expenses of the Indemnitee:

(a)                                  if the Company is prohibited by applicable law from making such payments;

(b)                                 if such payments have been paid to, or on behalf of, the Indemnitee under an insurance policy, except in respect of any excess beyond the amount paid under such insurance;

(c)                                  for which payments the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement; or

(d)                                 resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled, including any profits made from the purchase or sale by the Indemnitee of securities of the Company.

4.                                       Advance Payment Of Expenses.  Expenses incurred by the Indemnitee in defending a claim against him in a Proceeding shall be paid by the Company as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defence need not be paid as incurred and in advance where a court of competent jurisdiction has decided that the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. The Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Company pursuant to this Agreement or otherwise.

5.                                       Enforcement.  If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

6.                                       Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

7.                                       Notice.  The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement.  Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked.  In addition, the Indemnitee shall give the Company such information and co-operation as it may reasonably require.

8.                                       Indemnification Hereunder Not Exclusive.  Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Memorandum or Articles of the Company or under applicable corporate law.

9.                                       Continuation of Indemnification.  The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a Director and/or Officer and shall enure to the benefit of the heirs and personal representatives of the Indemnitee.

10.                                 Coverage of Indemnification.  The indemnification under this Agreement shall cover the Indemnitee’s service as a Director and/or Officer prior to or after the date of the Agreement.

11.                                 Applicable Law.  This Agreement is governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

12.                                 Benefit.  This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

13.                                 Severability.  If any provision of this Agreement is determined at any time by a court of competent jurisdiction to be invalid, illegal or unenforceable such provision or part thereof shall be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid, illegal or unenforceable provision or part thereof had been deleted herefrom.

14.                                 Further Assurances.  Each party agrees to take all such actions and execute all such documents within its power as may be necessary or desirable to  carry out or implement and give full effect to the provisions and intent of this Agreement.

15.                                 Time Of Essence.  Time is the essence of this Agreement and no extension of time shall constitute a waiver of this provision.

16.                                 Waivers.  No waiver of, no consent with respect to, and no approval required under any provision of this Agreement will be effective unless in writing executed by the party against whom such waiver, consent or approval is sought to be enforced, and then any such waiver, consent or approval will be effective only in the specific instance and for the specific purpose given.

17.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together will constitute this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

QLT INC.

By:
Director

Director

SIGNED, SEALED and DELIVERED by	)
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